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EXCHANGE AGREEMENT made as of July 15, 1999, by and among TELTRAN INTERNATIONAL
GROUP, LTD., a Delaware corporation ("Teltran") and BARCLAY BRYDON LIMITED (the "Shareholder"), owning all of the issued and outstanding shares of CHANNELNET, LTD. referred to herein as the "Acquired Company".

                                  INTRODUCTION

         WHEREAS, Teltran is a corporation which is engaged in the telecommunication business;

         WHEREAS, the Acquired Company was formed to engage in the telecommunication business and shall be a party to an affiliation agreement with OzEmail Interline Pty., Limited ("Affiliation Agreement") and other agreements;

         WHEREAS, the Shareholder owns all the issued and outstanding shares of common stock of the Acquired Company (the "Acquired Company Shares");

         WHEREAS, the Shareholder as of June 1, 1999 desires to exchange (the "Exchange") its Acquired Company Shares for an indeterminate number of shares of Teltran's common stock ("Teltran Shares") as calculated herein with the result that the Acquired Company will become a wholly owned subsidiary of Teltran (or of a subsidiary of Teltran) and Teltran desires to effect the Exchange; and

         WHEREAS, the parties intend by executing this Agreement, to adopt a tax free transaction.

         WHEREAS, the parties are executing this Agreement with the understanding that Teltran has not completed its due diligence.

         WHEREAS, the Exchange for accounting purposes shall be deemed completed as of June 1, 1999.

         NOW, THEREFORE, in consideration of the premises, the parties hereto do mutually agree as follows:

                                    ARTICLE I

                        DEFINITIONS, DISCLOSURE SCHEDULE

         1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings indicated below:

         "Atlantic" shall refer to Atlantic Communications Corporation Limited.

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         "Balance Sheet" shall refer to the latest Balance Sheet of the Acquired
Company delivered to Teltran pursuant to Section 4.13 .

         "Balance Sheet Date" with respect to the Acquired Company shall refer to date of the latest Balance Sheet.

         "Contract" shall mean any agreement, contract, license, indenture, lease, mortgage, license, plan, arrangement, commitment or instrument including any note or other debt instrument (whether written or oral).

         "Consents" shall refer to the consents or approval of any third party including any governmental agency required in connection with the Transactions including, but not limited to, any consent required in connection with the transfer of the Acquired Company Shares or change in beneficial ownership of the Acquired Company or required by or necessary to prevent any termination of a Material Contract referred to in Schedule 4.8.

         "Enforceability Exceptions" shall mean the extent to which enforceability of an obligation may be limited by applicable bankruptcy, insolvency, re-organization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

         "Escrow Agent" shall refer to Parker Duryee Rosoff & Haft.

         "Escrow Agreement" shall refer to the Agreement attached hereto as Exhibit A between Escrow Agent, Teltran and Shareholder.

         "GAAP" shall refer to generally accepted accounting principles as applicable in the United States or the United Kingdom as the case may be.

         "Knowledge" shall mean with respect to a party's awareness of the presence or absence of a fact, event or condition (a) actual knowledge plus, if different, (b) the knowledge that would be obtained if such party conducted itself faithfully and exercised a sound discretion in the management of his own affairs.

         "Laws" shall mean all laws, common laws, rules, regulations, ordinances, codes, judgments, injunctions, orders, decrees, permits, policies and other requirements of the United States or United Kingdom and other jurisdictions to which Teltran and the Acquired Company, as applicable, are subject, including all foreign and local governments and all agencies and instrumentalities thereof, including any administrative agencies or administrative body created by any such government..

         "Liabilities" shall mean any indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, whether or not of a kind required by


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generally accepted accounting principles to be set forth on a financial statement including the notes thereto.

         "Lien" means any mortgage, pledge, lien, encumbrance, charge, adverse claim or restriction of any kind affecting title or resulting in an encumbrance against property, real or personal, tangible or intangible, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any third party option or other agreement to sell and any filing of or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statute of any jurisdiction).

         "Material Adverse Effect" or "Material Adverse Change" with respect to a party means a change which would in the aggregate have material adverse effect on the assets, liabilities (whether absolute, accrued, contingent or otherwise), condition (financial or otherwise), results of operations, business or future business or financial condition on a consolidated or combined basis of such party.

         "Person" shall mean any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or governmental entity.

         "Returns" shall mean all returns (including, without limitation, information returns and other material information), reports and forms relating to Taxes.

         "Stevens Guaranty" shall refer to a written guaranty to be executed by John Stevens guaranteeing the accuracy of the representation and warranties herein and the performance of the covenants herein as if he were a party and primarily liable therefor. The guaranty shall provide that Mr. Stevens shall be subject to the indemnity provisions set forth in Article X hereof and such guaranty shall be acceptable to counsel for Teltran and the solicitors for Stevens.

         "Subsidiary" shall refer to any corporations or other entities in which a Person has a majority interest or which is otherwise controlled by such Person.

         "Taxes" shall mean any income, alternative or add-on minimum, business, employment, franchise, occupancy, payroll, property, sales, transfer, use, value added, withholding or other tax, levy, impost, fee, imposition, assessment or similar charge together with any related addition to tax, interest, penalty or fine thereon.

         "Transactions" shall mean, in respect of any party, all transactions set forth in or contemplated by this Agreement that involve, relate to or affect such party, including, without limitation, the Exchange.


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                                   ARTICLE II

                                  THE EXCHANGE

         2.1 The Exchange. On the "Closing Date" as provided in Section 2.3 all the Acquired Company Shares and all rights to receive such shares shall be exchanged solely for the Teltran Shares as is set forth in Section 2.2. The Shareholder shall not have any right to receive fractional shares but any fractional share shall be rounded to the nearest whole share.

         2.2 Delivery of Teltran Shares. It is contemplated that the aggregate purchase of the Acquired Companies shall be payable in Teltran Shares as follows:

         (A)  At Closing                    94,500 shares of Teltran Stock

         (B)  On the fifteenth day of       Teltran Stock having a then market
              the seventh full calendar     value of $547,000 provided average
              month following the clos-     monthly Net Income is (pound)5,000
              ing of the                    for the three calendar month period
              Acquisition                   preceding such date.

         (C)  On the fifteenth day of the   Teltran Stock having a then market
              thirteenth full calendar      value of $547,000 provided average
              month following the clos-     monthly Net Income are (pound)
              ing of the Acquisition        13,000 during the six month period
                                            beginning on the seventh full
                                            calendar month after closing and
                                            ending on the twelfth calendar
                                            month after closing.

         (D)  On the fifteenth day of       Teltran Stock having a then market
              the nineteenth full calendar  value of $547,000 provided average
              month following the clos-     monthly Net Revenues are
              ing of the Acquisition        (pound)16,000 during the six month
                                            period beginning on the thirteenth
                                            full calendar month after closing
                                            and ending on the eighteenth
                                            calendar month after closing.

                  As used herein "Net Income" shall refer to the pre-tax net income of the Acquired Company determined by Teltran's independent public accountants' in accordance with GAAP. Net Income shall be based upon the pre-tax net income of the Acquired Company. For the purpose of this calculation the payments made under 6.11 shall be disregarded and included in pre-tax net income.

                  If the Net Income is less then the required average month Net Income in any of the above periods then the consideration payable shall nevertheless be payable on a pro-rata basis.


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Excess Net Income shall not be cumulative provided that if there is a short fall in Net Income prior to the final period, Teltran shall pay consideration with respect to such short fall if the minimum average monthly Net Income for the prior period exceeds 200% of the amount of such short fall. At the closing the Company shall deposit 800,000 shares in escrow with its counsel to insure delivery of such shares as provided above. If such number of shares of Teltran stock held by the Escrow Agent are insufficient to insure delivery of the full amount of the purchase price to Shareholder then Teltran shall deposit additional Teltran stock as reasonably required.

                  At the option of Teltran, an installment of consideration may be payable in cash, in the event the number of Teltran Shares issued and delivered to Shareholder exceeds nine and nine tens (9.9%) percent of the outstanding shares of Teltran at the time pursuant to this Section 2.2 and any Service Agreement referred to in Section 8.4.

                  In addition to the restrictions herein, all of the shares shall be unregistered and may not be sold except in accordance with United States securities laws.

         2.3 Closing. The Exchange contemplated hereby (the "Closing") shall be held two business days after all conditions set forth in Articles VII and VIII have been fulfilled or waived or such earlier date as the parties may agree but no later than August 10, 1999. The Closing shall be held at such place and at such time as the parties may mutually agree. The date upon which such Closing shall occur shall be referred to as the "Closing Date."

         2.4 Disclosure Schedules. No later than ten (10) days after the date of the execution of this Agreement the Shareholder shall deliver the Acquired Company Disclosure Schedule except for the financial statements which shall be delivered no later than August 5, 1999. The "Acquired Company Disclosure Schedule" relates to the Shareholder and Acquired Company while the "Teltran Disclosure Schedule" relates to Teltran. The Teltran Disclosure Schedule and the Acquired Company Disclosure Schedule shall be referred to as the "Disclosure Schedules." The Disclosure Schedules shall set forth the matters required or permitted to be set forth therein as described elsewhere in this Agreement and shall be deemed to be part of this Agreement.

         2.5 Subsidiary. On or prior to the Closing Dates, Teltran may designate a wholly owned subsidiary (the "Subsidiary") to acquire the Acquired Company Shares. Unless otherwise indicated by the context, references herein to Teltran shall include the Subsidiary. Teltran shall remain primarily liable, however, for all obligations herein.

                                   ARTICLE III

                               CLOSING DELIVERIES

         3.1 Shareholder's Closing Deliveries. At the Closing, in addition to documents referred to elsewhere herein, the Shareholders shall execute and deliver, or cause to be delivered from the Acquired Company or other third parties to Teltran:


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                  (1) Stock Certificates owned by the Shareholder representing all the Acquired Company Shares duly transferred to Teltran in accordance with applicable law;

                  (2) Minute books and corporate records of the Acquired
Company;

                  (3) Copies of all Consents;

                  (4) Certificate of Shareholder and officers of Acquired Company affirming the accuracy of representations, as of the Closing Date;

                  (5) Opinion of Shareholder's Counsel in the form of Exhibit B;

                  (6) An Executed copy of the Service Agreement to be executed pursuant to paragraph 8.4;

                  (7) An executed copy of the Escrow Agreement;

                  (8) Certified copy of Resolutions of the Shareholder authorizing this transaction;

                  (9) Certified resolutions of the board of directors of the Acquired Company appointing nominees of Teltran as directors and shall appoint John Stevens as Chief Executive Officer of the Acquired Company;

                  (10) An executed copy of the Stevens Guaranty;

                  (11) An executed copy of the Channelnet Deferred Purchase Agreement referred to in paragraph 6.11; and

                  (12) Such other documents as Teltran or its counsel may reasonably request.

All such documents shall be reasonably satisfactory to Teltran and its counsel.

         3.2 Closing Deliveries to the Shareholder. At the Closing, in addition to documents referred to elsewhere, Teltran shall deliver to the Shareholder or the Escrow Agent:

                  (1) Certificates representing the Teltran Shares to be delivered upon consummation of the Exchange of which 94,500 shares shall be delivered to the Shareholder and 800,000 shares to the Escrow Agent pursuant to the Escrow Agreement;

                  (2) Resolutions of the Board of Directors of Teltran approving the Transactions;

                  (3) Certificate of officers of Teltran affirming the accuracy of representations as of the Closing Date;


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                  (4) Such other documents as the Shareholder or its counsel may reasonably request;

                  (5) An executed copy of the Service Agreement to be executed pursuant to paragraph 8.4;

                  (6) An executed copy of the Channelnet Deferred Purchase Agreement referred to in paragraph 6.11;

                  (7) An executed copy of the Escrow Agreement; and

                  (8) An executed copy of the Atlantic Asset Acquisition Agreement.

All such documents shall be satisfactory to the Shareholder and its counsel.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

                  Except as set forth in the Acquired Company Disclosure Schedule, the Shareholder makes the following representations and warranties to Teltran on the date hereof with the knowledge and understanding that Teltran is relying materially upon such representations and warranties.

         4.1 Organization and Standing of Acquired Company. The Acquired Company is a corporation duly organized, validly existing and in good standing under the corporate laws of England and Wales. The Acquired Company has the corporate power to carry on its business as now conducted and to own its assets and is duly qualified to transact business as a foreign corporation in each jurisdiction where such qualification is necessary except where the failure to qualify will not have a Material Adverse Effect. The copies of the Certificate of Incorporation, Memorandum of Association and Articles of Association of the Acquired Company as amended to date, and made available to Teltran, are true and complete copies of those documents as now in effect.

         4.2 Capitalization. The authorized capital stock of the Acquired Company, is set forth in Schedule 4.2. Except as set forth above, the shares of common stock of the Acquired Company that are issued and outstanding are duly authorized, validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any person. There are no outstanding (a) options, warrants or rights to purchase or subscribe for any equity securities, or other ownership interests of the Acquired Company, (b) obligations of the Acquired Company, whether absolute or contingent, to issue any shares of equity securities or other ownership interests, (c) debt or equity securities directly or indirectly convertible into any equity securities of the Acquired Company or (d) any shareholder agreements, options, rights of first refusal or other similar rights with respect to the capital stock of the Acquired Company.


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         4.3 Share Ownership. The Shareholder is the record and beneficial owner of the number of Acquired Company Shares listed in Schedule 4.3 free and clear of all liens and encumbrances and claims of any kind. Upon execution of this Agreement and deliveries at closing of the certificates for Acquired Company Shares and transfer of the Teltran Shares pursuant to the Exchange, Teltran shall receive marketable title to such Acquired Company Shares free and clear of all Liens and encumbrances and claims of third parties.

         4.4 Subsidiaries. The Acquired Company does not own a Subsidiary nor does the Acquired Company have an interest in any other corporation, partnership, joint venture or other entity.

         4.5 Investment Intent. The Shareholder hereby represents, warrants and agrees that the Shareholder will be acquiring the Teltran Shares for investment, for its own account, and not with a view to the distribution of the Teltran Shares. In such connection, the Shareholder further represents and warrants that they understand that Teltran is issuing the Teltran Shares to such Shareholder in reliance upon an exemption from the registration requirements pursuant to
Section 5 of the Securities Act of 1933, as amended (the "Act") and the rules and regulations thereunder. The Shareholder agrees that the Teltran Shares may not be sold, transferred, pledged, hypothecated, assigned or otherwise disposed of by such Shareholder unless Teltran shall have been supplied with evidence satisfactory to it and its counsel that such transfer is not in violation of the Act. Furthermore, the Shareholder understands that the certificates for the Teltran Shares shall bear an appropriate restrictive legend to reflect the foregoing restrictions and that stop transfer instructions will be placed against the Teltran Shares with respect thereto. The Shareholder consents to the placing of such legend on the certificates for the Teltran Shares.

         4.6 Authority. This Agreement constitutes, when executed and delivered by the Shareholder in accordance herewith, the valid and binding obligations of the Shareholder, enforceable in accordance with its respective terms, subject to the Enforceability Exceptions.

         4.7 Assets. The Acquired Company has good and marketable title to or lease or licenses to all of the assets and properties which it purports to own as reflected on the Acquired Company Balance Sheet or thereafter acquired or leased as set forth on Schedule 4.7 of the Acquired Company Disclosure Schedule hereto or pursuant to paragraph 6.11 hereof. The Acquired Company has a valid leasehold interest in all material properties of which it is the lessee and each such lease is valid, binding and enforceable against the Acquired Company subject to the Enforceability Exceptions, as applicable, and to the shareholder's Knowledge, and the other parties thereto in accordance with its terms. No material portion of the assets of the Acquired Company is subject to any lien or any governmental decree or other to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefore, nor, to the shareholder's Knowledge, has any such condemnation, expropriation or taking been proposed. None of the material assets of the Acquired Company is subject to any restriction which would prevent continuation of the use currently made thereof or materially adversely affect the value thereof.


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                  Shareholder leases the premises at which Acquired Company
conducts its operations. The use of the Premises by the Acquired Company is permitted under the terms of the lease.

         4.8 Contracts. Schedule 4.5 of the Acquired Company Disclosure consists of a true and complete list of all Contracts to which the Acquired Company is a party or by which it is bound including but not limited to the Affiliate Agreement other than agreements requiring payments or receipts less than (pound)30,000 per year or (ii) made in the ordinary course of business and terminable by the Acquired Company on notice of sixty (60) days or more without penalty or the Acquired Company being liable for damages. The Schedule lists pending contracts to be entered into or assigned to it including the Affiliate Agreement which Teltran deems to be material ("Pending Material Contracts"). All such contracts shall hereinafter be referred to as "Material Contracts").

                  All of the Material Contracts including the Pending Material Contracts will be valid and binding upon the respective Acquired Company and, to the knowledge of the Shareholder, and are in full force and effect and enforceable in accordance with their terms, even after giving effect to the Exchange hereby. The Acquired Company has not breached any such Material Contract and the Shareholder has no knowledge that any other party to such Material Contract has breached by any provision thereof. To the knowledge of the Shareholder, no event has occurred which, with the lapse of time or action by a third party, could result in a default under the terms thereof which, alone or in the aggregate would form the basis for termination or defense to non performance of any such Material Contract or would provide the basis for a claim against an Acquired Company.

         4.9 Litigation. There is no claim, action, proceeding, or investigation pending or, to their Knowledge, threatened against or affecting the Acquired Company before or by any court, arbitrator or governmental agency or authority which, in their reasonable judgment, could have a Material Adverse Effect on the Acquired Company. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against the Acquired Company and with respect to any action or claim covered by insurance, the Acquired Company has complied with all requirements of any such policy which are conditions to the defense and continued defense of such claim or action.

         4.10 Taxes. The Acquired Company has duly filed all Returns required to be filed by it. To the Knowledge of the shareholders all such Returns were, when filed, and are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. The Acquired Company has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date.

                  The Company is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and, to the Knowledge of the Shareholders no claim for assessment or collection of any Tax related to the Acquired Company has been asserted against the Acquired Company that has not been paid. There are no Tax liens upon the assets (other than the lien of property taxes not yet due and payable) of the Acquired Company. There is no valid basis, to the Knowledge of the Shareholders, except as set forth in the Acquired Company Disclosure


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Schedule, for any assessment, deficiency, notice, or similar intention to assess any Tax to be issued to the Acquired Company by any governmental authority. The Shareholder with the delivery of the Acquired Company Disclosure Schedule shall make such additional tax representations as may be customary in the United Kingdom.

         4.11 Insurance. The Acquired Company has in force insurance policies, or renewals thereof, as identified and described in the Disclosure Schedule, reasonably adequate to cover the Assets and the Business against loss, damage and liability and will maintain such insurance up to and including the Closing Date.

         4.12 No Conflict. The execution and performance of this Agreement and any other agreements contemplated hereby will not (i) conflict with or violate the Certificate of Incorporation or Memorandum of Association and Articles of Association the Acquired Company, (ii) violate in any material respect any laws, ordinances, rules, or regulations, or any order, writ, injunction or decree to which the Acquired Company is a party or by which any of its material assets, businesses, or operations may be bound or affected or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any material asset under, or create any rights of termination, cancellation or acceleration in any person under, any Material Contract.

         4.13 Financial Statements. The Shareholder will deliver to Teltran true and complete copies of the Acquired Company's financial statements described in paragraph 6.10 not listed in Schedule 4.13 of the Acquired Company Disclosure Statement. These financial statements (i) will be prepared from the books and records of the Acquired Company in accordance with GAAP consistently applied with prior periods, and (ii) will be complete and correct and fairly reflect, in all material respects, the financial condition and results of operations of the Acquired Company as of the dates and for the periods indicated thereon, and
(iii) reflect all assets at the lower of their cost or net realizable value. The books and accounts of the Acquired Company have been maintained in all material respects in accordance with sound business practices, and to the Shareholders' Knowledge there have been no transactions involving the Acquired Company that properly should have been set forth therein in accordance with GAAP that have not been accurately so set forth.

         4.14 Compliance With Law and Regulation. The Acquired Company has complied and is presently complying, in all material respects, with all Laws applicable to it in all jurisdictions where the business of each such entity is conducted or to which each such entity is subject and has obtained all licenses and permits required by any governmental authority. The Shareholder does not know of any (i) pending or anticipated changes to such Laws that could cause any Acquired Company's current business practices to fall out of compliance with such Laws; or (ii) assertion by any party that an Acquired Company is in violation in any material respect of any such Laws, and no notice in that regard has been received.

         4.15 Employee Benefit Plans; Employee Liability. Except as set forth on
Schedule 4.15, the Acquired Company has never maintained or contributed to any employee benefit plan, or any


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


stock purchase plan, stock option plan, fringe benefit plan, bonus plan or any other deferred compensation agreement, plan or funding arrangement, whether or not such plan has been terminated and whether or not such plan is of legally binding nature in the form of an informal understanding. With respect to the plans, the laws as applicable, have been fulfilled in all material respects and no event has occurred nor does any condition exist which would subject an Acquired Company to any material penalty, excise tax or liability.

                  The Acquired Company has complied with all labor and employee relations laws and has no liability with respect thereto.

         4.16 Consents. Except with respect to the Consents, no authorization, license, franchise, approval, order or consent of, and no registration, declaration or filing by the Acquired Company with, any governmental authority, domestic or foreign, federal, state or local, is required in connection with the execution, delivery and performance of this Agreement, and consummation of the Transaction, the continuation of the business of the Acquired Company as now conducted after the transfer of the Acquired Company Shares to Teltran.

         4.17 Liabilities. The Acquired Company does not have any material Liabilities other than (i) Liabilities fully and adequately reflected or reserved against on the Balance Sheet, (ii) Liabilities incurred since the Balance Sheet Date in the ordinary course of the business of the Acquired Company or to be insured in connection with this transaction and any related transaction, or (iii) Liabilities otherwise disclosed in this Agreement, including the Acquired Company Disclosure Schedule.

         4.18 Accuracy of Representations. None of the representations or warranties contained in this Agreement, including the Acquired Company Disclosure Schedule, contains, or will contain at the Closing Date, any false or misleading statement, or omits, or will omit at the Closing Date, any fact or statement necessary to make the other statements or facts set forth herein or therein not false or misleading.

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF TELTRAN

                  Except as set forth in the Teltran Disclosure Schedule, Teltran represents and warrants to, and agrees with, the Shareholder as follows as of the date hereof and the Closing Date with the knowledge and understanding that the Shareholder is relying materially upon such representations and warranties:

         5.1 Organization and Standing of Teltran. Teltran is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as now conducted and to own its assets and is duly qualified to transact business as a foreign corporation in each state where such qualification is necessary except

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where the failure to qualify will not have a Material Adverse Effect. The copies of the Articles of Incorporation and By-laws of Teltran and delivered to the Shareholders, are true and complete copies of those documents as now in effect.

         5.2 Subsidiaries. Except as set forth in the Teltran Disclosure Schedule, Teltran has no Subsidiaries and no interest in any other corporation, partnership, joint venture or other entity.

         5.3 Governmental Approval; Consents. No authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by Teltran with, any governmental authority, domestic or foreign, federal, state or local, is required in connection with Teltran's execution, delivery and performance of this Agreement and consummation of the transaction. No Consents of any other parties are required to be received by or on the part of Teltran to enable Teltran to enter into and carry out this Agreement.

         5.4 Authority. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by Teltran in accordance herewith, the valid and binding obligations of Teltran enforceable in accordance with their respective terms, subject to the Enforceability Exceptions.

         5.5 Teltran's SEC Reports. Teltran has previously delivered to The Acquired Company true and complete copies, of its Registration Statements on Form 10 SB filed March 1999 and Registration Statements on Form SB filed April 1999 made by Teltran and amended July 14 and July 15, 1999 respectively (collectively, "Teltran's SEC Statements"). Teltran's SEC Statement did not contain at the time of filing any untrue statement of a material fact, or fail to state any material fact required to be stated therein or necessary to make the statements made therein not materially misleading and the financial statements therein fairly present the financial position and results of operations of Teltran on a consolidated or combined basis as of the dates and for the periods indicated.

         5.6 Adverse Developments. Since March 31, 1998 there have been no materially adverse changes in the assets, properties, operations, financial condition or future operation of Teltran and its subsidiaries considered as one enterprise, and no event has occurred other than in the ordinary and usual course of business or as set forth in Teltran's SEC Reports which could be reasonably expected to have a materially adverse effect upon Teltran and its subsidiaries considered as one enterprise, and Teltran does not know of any development or threatened development of a nature that will, or which could be reasonably expected to, have a materially adverse effect upon Teltran and its subsidiaries considered as one enterprise.

         5.7 No Breaches. The making and performance of this Agreement and any other agreements contemplated hereby will not (i) conflict with or violate the Articles of Incorporation or the by-laws of Teltran, (ii) violate in any material respect any laws, ordinances, rules, or regulations, or any order, writ, injunction or decree to which Teltran is a party or by which any of its material assets, businesses, or operations may be bound or affected or (iii) result in any breach or termination

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of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any material asset.

         5.8 Accuracy of Representations. None of the representations or warranties contained in this Agreement, including the Teltran Disclosure Schedule, contains, or will contain at the Closing Date, any false or misleading statement, or omits, or will omit at the Closing Date, any fact or statement necessary to make the other statements or facts set forth herein or therein not false or misleading.

                                   ARTICLE VI

                            COVENANTS PENDING CLOSING

                  During the period between the date hereof and the earlier of the Closing Date or Termination.

         6.1 Access for Teltran. The Shareholder shall cause the Acquired Company to give to Teltran and its counsel, accountants and other representatives full and reasonable access, during normal business hours throughout the period prior to the Closing Date, to all of the entity's properties, books, contracts, commitments, reimbursement and accounting records relating to the assets, and all aspects of the entities business. In addition the Shareholder shall cause the Acquired Company to furnish to Teltran, during such period, all information concerning the assets and the business that Teltran may reasonably request. Any such investigation or inspection by any party shall not be deemed a waiver of, or otherwise limit, the representations, warranties and covenants of other party or parties contained herein.

         6.2 Conduct of Business or Status. The Shareholder shall cause the business to be operated by Acquired Company solely in the usual and ordinary course and in compliance with the terms of this Agreement. Without limiting the generality of the foregoing, the Shareholder will cause the Acquired Company to use its best efforts to preserve the business and its organization so as to (i) keep available the services of the present employees and agents of the Acquired Company; (ii) complete or maintain all of the material Contracts in full force and effect in accordance with their existing terms, unimpaired by litigation;
(iii) maintain the integrity of all confidential information regarding the business presently conducted by it; (iv) maintain in full force and effect the insurance policies (or policies providing substantially the same coverage; and (v) preserve the goodwill of, and the business and contractual relationship with, suppliers, customers and others having relations with the business.

         6.3 Certain Prohibitions. The Shareholder shall not and shall cause each of the Acquired Companies not to and Teltran shall not do anything that would result in a breach of any representations or warranties Teltran or the Acquired Company contained herein.

         6.4 Consents and Notices. Each of the Shareholder, Teltran and each Acquired Company shall, on or prior to the Closing Date, at its own expense, obtain all Consents.

         6.5 Mutual Cooperation. The parties hereto will cooperate with each other, and will use all reasonable efforts to cause the fulfillment of the conditions to the parties' obligations hereunder and to obtain as promptly as possible all Consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement.

         6.6 Changes in Representations and Warranties. Between the date of this Agreement and the Closing Date, neither the Shareholder or the Acquired Company or Teltran shall directly or indirectly enter into any transaction, take any action, or by inaction permit an event to occur, which would result in any of its or his representations and warranties herein contained not being true and correct at and as of the Closing Date. Each party shall promptly give written notice to the other upon becoming aware of (A) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement and (B) any threatened breach in any material respect of any of their respective representations and warranties contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

         6.7 Nondisclosure. The Shareholder will not at any time after the date of this Agreement divulge, furnish to or make accessible to anyone any Knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements, formulae, plans, material, devices or ideas or know-how, whether patentable or not, with respect to any confidential or secret aspects of the business (including, without limitation, customer lists, supplier lists and pricing arrangements with customers or suppliers) ("confidential information"); provided such undertaking shall lapse if the Closing of this Agreement does not take place as provided herein. In the event that the transactions contemplated hereby are not consummated, Teltran will not thereafter divulge, furnish to or make accessible to anyone any confidential information and all copies of all such information in Teltran's possession shall be returned by Teltran to The Acquired Company.

                  Any information, which (i) at or prior to the time of disclosure by the Acquired Company or Teltran was generally available to the public through no breach of this covenant, (ii) was available to the public on a nonconfidential basis prior to its disclosure by an Acquired Company or Teltran or (iii) was made available to the public from a third party provided that such third party did not obtain or disseminate such information in breach of any legal obligation of an Acquired Company or Teltran, shall not be deemed confidential information for purposes hereof, and the undertakings in this covenant with respect to confidential information shall not apply thereto.

         6.8 Exclusivity to Teltran. Shareholder agrees that, from and after the date hereof until the termination of this letter, neither the shareholder or the Acquired Company nor any of its respective directors, officers, shareholder, partners, agents, investment bankers, or other representatives, shall, directly or indirectly, (a) solicit, initiate or encourage submission of proposals or offers from any person relating to any acquisition or purchase of all or a material part of the stock or assets of, or a merger, consolidation or business combination with, the Acquired Company or agreement to sell shares of common stock of the Acquired Company other than as contemplated by this letter (an "Acquisition Proposal"), or (b) participate in any discussions or negotiations regarding or furnish to any other person any information with respect to or otherwise cooperate in any way, assist, facilitate or encourage Acquisition Proposal by any other person. If Shareholder or Acquired Company shall receive any Acquisition Proposal or any inquiry regarding any such proposal from a third party, the recipient shall promptly inform Teltran of the Acquisition Proposal. This restriction shall lapse if the Closing shall not have occurred by August 31, 1999.

         6.9 Public Announcement. Neither party shall make a public announcement of this transaction which includes the name of Teltran or any Acquired Company without the prior approval of the other party. In the case of Teltran such approval shall not be unreasonably or delayed and shall be given promptly consistent with Teltran's position as a public corporation.

         6.10 Delivery of Financial Statements. On or prior to August 5, 1999 the Shareholder shall deliver to Teltran as part of the Acquired Company's Disclosure Schedule audited financial statements of the Acquired Company as described below. Such statements shall be prepared in accordance with GAAP and be suitable for filing with the Securities and Exchange Commission. The statements shall consist of a balance sheet as of June 30, 1999, statements of operations, cash flow and shareholder's equity from inception to such date. The representations and warranties contained in paragraph 4.13 of this Agreement shall be applicable to such financial statements.

         6.11 Channelnet Deferred Purchase Agreement. Conditional upon the closing, Shareholder and certain related parties shall enter into a Purchase Agreement with Teltran for all the equipment owned by Shareholder and such related parties and utilized by the Acquired Company for its business. The purchase price shall be (pound)300,000 payable in eighteen equal monthly installments. Such agreement shall be acceptable to Channelnet for both parties.

         6.12 Atlantic Acquisition. Teltran and Shareholder shall enter into an additional Exchange Agreement providing for the acquisition of Atlantic by Teltran upon substantially the same terms as this Agreement. The Agreement shall provide a mutually agreeable closing date subsequent to the Closing Date and assignment of agents to the Acquired Company if the exchange is not completed.

         6.13 Additional Comfort. Teltran shall be provided with such additional documents and execution of such additional agreements as it may reasonably require to complete its due diligence and to make certain among other things (i) it will continue to be able to utilize the premises currently occupied by the Acquired Company and (ii) the continuation of all telecommunication business now conducted by the Acquired Company and its affiliates. The Service Agreement referred to in ___________ will be modified to comply with the laws of the United Kingdom.

                                   ARTICLE VII

                     CONDITIONS TO SHAREHOLDER'S OBLIGATIONS

                  In addition to the deliveries provided for in Article III the Shareholders' obligation to consummate the Closing is subject to the following conditions:

         7.1 Compliance by Teltran. Teltran shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Teltran prior to or on the Closing Date.

         7.2 Accuracy of Teltran's Representations. Teltran's representations and warranties contained in this Agreement (including any exhibit hereto and the Teltran Disclosure Schedule) or any schedule, certificate, or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true in all material respects at and as of the Closing Date.

         7.3 Litigation. No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or threatened.

         7.4 Consents. The Consents have been shall be obtained.

         7.5 Documents. All documents and instruments to be delivered by Teltran to the Shareholders at the Closing pursuant to Section 3.2 shall have been delivered in accordance with such section.

                                  ARTICLE VIII

                       CONDITIONS TO TELTRAN'S OBLIGATIONS

                  In addition to the deliveries provided for in Article III, Teltran's obligation to consummate the Closing is subject to the following conditions:

         8.1 Compliance by the Shareholders. The Shareholders shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by the Acquired Company or the Shareholders prior to or on the Closing Date.

         8.2 Accuracy of The Shareholder's Representations. The representations and warranties of the Shareholders contained in this Agreement (including the exhibits hereto and the Disclosure Schedule) or any schedule, certificate, or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true in all material respects on the date of closing as if made on such date, including but not limited to the representations made in Paragraph 4.8.

         8.3 Material Adverse Change. Except as set forth in a Disclosure Schedule, no material adverse change shall have occurred subsequent to the date hereof in the financial position, results of operations, liabilities of the business or the assets of the Acquired Company, nor shall any event or circumstance have occurred or which is likely to occur in the foreseeable future which would result in a material adverse change in the financial position, results of operations, liabilities, of the business or the assets of the Acquired Company.

         8.4 Service Agreement. The Acquired Company shall enter into a Service Agreement with John Stevens in the Form of Exhibit C attached hereto.

         8.5 Completion of Transactions. The Acquired Company shall enter into or have assigned to it the Pending Material Contracts referred to in Schedule 4.8.

         8.6 Litigation. No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or to Teltran's Knowledge be threatened.

         8.7 Consents. The Consents shall have been obtained.

         8.8 Documents. All documents and instruments to be delivered to Teltran by the Shareholders at the Closing shall have been delivered pursuant to Section
3.1 and in accordance with such section.

                                   ARTICLE IX

                                   TERMINATION

         9.1 Termination Prior to Closing.

                  (a) Teltran may terminate the Agreement without liability any time prior to or on the fifth (5th) business day after receipt of the complete Acquired Company Disclosure Schedule as set forth in paragraph 2.4.

                  (b) If the Closing has not occurred by August 10, 1999, with respect to Teltran and August 30, 1999 with respect to Shareholder then the respective party may after the applicable date terminate this Agreement at any time thereafter by giving written notice of termination to the other party; provided, however, that no party may terminate this Agreement if such party has willfully and materially breached any of the terms and conditions hereof.

                  (c) Either the Stockholder or Teltran may terminate this Agreement following the insolvency or bankruptcy of the other, or if one of the conditions to Closing set forth in Article VII or Article VIII shall become incapable of fulfillment and shall not have been waived by the party for whose benefit the condition was established, then The Acquired Company (in the case of a condition specified in Article VII) or Teltran (in the case of a condition specified in Article VIII) may terminate this Agreement.

         9.2 Consequences of Termination. Upon termination of this Agreement pursuant to this Agreement, the parties shall be relieved of any further obligation to the other parties hereto except as specified in Section 6.7 provided, however, that no termination of this Agreement, pursuant to Section 9.1(b) or the second clause of paragraph 9(c) hereof or under any other express right of termination provided elsewhere in this Agreement, shall operate to release any party from any liability to any other party incurred before the date of such termination or from any liability resulting from any willful misrepresentation made in connection with this Agreement or willful breach hereof.

                                    ARTICLE X

                                    INDEMNITY

         10.1 Indemnity. The Shareholder shall indemnify, defend, and hold Teltran and the Acquired Company harmless from and against any and all losses, costs, liabilities, damages, and expenses (including reasonable legal and other expenses incident thereto) of every kind, nature, and description, including any unassumed liabilities, and any undisclosed liabilities (collectively "Losses") that result from or arise out of (i) the breach of any representation or warranty of the Shareholder set forth in this Agreement (including the exhibits hereto) or in any certificate or schedule, or other instrument delivered to Teltran pursuant hereto; (ii) the breach of any of the covenants of Shareholder contained in this Agreement.

         10.2 Claims Procedure. Should any claim covered by Section 10.1 be asserted against a party entitled to indemnification under this Article X (the "Indemnitee"), the Indemnitee shall promptly notify the party obligated to make indemnification (the "Indemnitor"), provided that any delay or failure in notifying the Indemnitor shall not affect the Indemnitor's liability under this
Article X if such delay or failure was not prejudicial to the Indemnitor. The Indemnitor upon receipt of such notice shall assume the defense thereof with counsel reasonably satisfactory to the Indemnitee and the Indemnitee shall extend reasonable cooperation to the Indemnitor in connection with such defense. No settlement of any such claim shall be made without the consent of the Indemnitor, such consent not to be unreasonably withheld, nor shall any such settlement be made by the Indemnitor which does not provide for the absolute, complete, and unconditional release of the Indemnitee from such claim. In the event that the Indemnitor shall fail, within a reasonable time, to defend a claim, the Indemnitee shall have the right to assume the defense thereof without prejudice to its rights to indemnification hereunder.

         10.3 Payment-Set Off. All amounts due hereunder shall be paid upon demand. Teltran may set off against the delivery of any Teltran Shares to be delivered to Shareholder hereunder any amounts unpaid hereunder and undisputed. If Shareholder disputes the payment of any amount claimed hereunder in writing within ten (10) days after demand then, in addition to any other remedies, Teltran shall cause the Escrow Agent by notice to withhold delivery of any such Shares until resolution of any dispute. The parties shall promptly proceed to resolve such dispute. In the event any dispute herein is litigated, the losing party shall bear all costs of litigation including reasonable attorneys' fees, and costs of experts.

         10.4 Brokers' Fees. Teltran and The Acquired Company shall save and hold the other harmless from any claims made against the other on account of their acts or alleged acts from any person for any other agent's, broker's or finder's fee or commission incurred in connection with the transactions contemplated by this Agreement. The provisions of this Section 10.4 shall apply to any claim within the scope of the preceding sentence.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 Expenses. Except as otherwise provided herein, the Shareholders and Teltran shall each pay its own expenses incident to the negotiation, preparation, and carrying out of this Agreement, including all fees and expenses of its counsel and accountants for all activities of such counsel and accountants undertaken pursuant to this Agreement, irrespective of whether or not the transactions contemplated hereby are consummated.

         11.2 Survival of Representations, Warranties and Covenants. All statements contained in this Agreement or in any certificate delivered by or on behalf of the Shareholders or Teltran pursuant hereto, or in connection with the transactions contemplated hereby shall be deemed representations, warranties and covenants by the Shareholders or Teltran, as the case may be, hereunder. All representations, warranties, and covenants made by the Shareholders or Teltran in this Agreement, or pursuant hereto, shall survive the Closing, but shall terminate two years from the Closing Date.

         11.3 Succession and Assignments; Third Party Beneficiaries. This Agreement may not be assigned (either voluntarily or involuntarily) by any party hereto without the express written consent of the other party. Any attempted assignment in violation of this Section shall be void and ineffective for all purposes. In the event of an assignment permitted by this Section, this Agreement shall be binding upon the heirs, successors and assigns of the parties hereto. Except as expressly set forth in this Section, there shall be no third party beneficiaries of this Agreement.

                  The provisions of this Section shall not apply to the acquisition of the Acquired Companies by a wholly owned subsidiary corporation of Teltran. Without limiting the generality of the preceding sentence, references to Teltran herein shall be deemed to include references to the Subsidiary.

         11.4 Accuracy of Documents. All documents delivered by the Shareholder to Teltran, and by Teltran to the Acquired Company, as photocopies faithfully reproduce the originals thereof, and such originals are authentic and were, to the extent execution was required, duly executed.

         11.5 Notices. All notices, requests, demands, or other communications with respect to this Agreement shall be in writing and shall be (i) sent by facsimile transmission, (ii) or with respect of notices from the United States sent by the United States Postal Service, registered or certified mail, return receipt requested, or (iii) personally delivered by a nationally recognized express overnight courier service, charges prepaid, to the following addresses (or such other addresses as the parties may specify from time to time in accordance with this Section):

                  (a)  Teltran International Group, Inc.
                       One Penn Plaza, Suite 3632
                       New York, New York 10119

                       With a copy to:

                       Parker Duryee Rosoff & Haft
                       529 Fifth Avenue
                       New York, New York 10017
                       Attn: Michael DiGiovanna, Esq.
                       Fax No.: (212) 972-9487

                  (b)  To Shareholder

                       Barclay Brydon Limited
                       Enterprise House
                       Monsons Solicitors
                       15 Whitworth Street West
                       Manchester M1 5WG

                       With a copy to:

                       Michael Thompson, Esq.

All such notices shall, when sent in accordance with the preceding sentence, be deemed to have been given and received on the earliest of (i) the day delivered to such address or sent by facsimile transmission, (ii) the fifth business day following the date deposited with the United States or United Kingdom Postal Service, or (iii) the next business day after shipment by such courier service.

         11.5 Construction. This Agreement shall be construed and enforced in accordance with the internal laws of the State of New York (US) without giving effect to the principles of conflicts of law thereof.

         11.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

         11.7 No Implied Waiver; Remedies. No failure or delay on the part of the parties hereto to exercise any right, power, or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. All rights, powers, and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

         11.8 Entire Agreement. This Agreement, including any exhibits and Disclosure Schedules attached hereto, sets forth the entire understandings of the parties with respect to the subject matter hereof, and it incorporates and merges any and all previous communications, understandings, oral or written as to the subject matter hereof, and cannot be amended, waived or changed except in writing, signed by the party to be bound thereby.

         11.9 Headings. The headings of the Sections of this Agreement, where employed, are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

         11.10 Severability. To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted hereof and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this agreement as of the date hereof.

                                               TELTRAN INTERNATIONAL GROUP LTD.

                                               By: /s/
                                                   ----------------------


                                               BARCLAY BRYDON LIMITED

                                               By: /s/
                                                   ----------------------



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